Exhibit 99.1


                The Neiman Marcus Group Sets Special Meeting Date
                        for Approval of Merger Agreement


           DALLAS--(BUSINESS WIRE)--July 8, 2005--The Neiman Marcus Group, Inc. (NYSE:NMG.A) (NYSE:NMG.B) announced today that it will hold a special meeting of stockholders on Tuesday, August 16, 2005, at 8:00
a.m. Eastern Daylight Time, at the Marriott Boston Newton Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, for the purpose of adopting the merger agreement providing for the acquisition of The
Neiman Marcus Group, Inc. (the "Company") by an entity currently indirectly owned by private equity funds sponsored by TPG Advisors
III, Inc., TPG Advisors IV, Inc., Warburg Pincus & Co., Warburg Pincus
LLC and Warburg Pincus Partners LLC. Stockholders of record of the
Company as of the close of business on Monday, July 11, 2005, will be entitled to vote at the special meeting. The definitive proxy statement will be mailed to the Company's stockholders on or about
July 14, 2005. The Company expects to complete the merger during the last calendar quarter of 2005, subject to the adoption of the merger agreement by the Company's stockholders and the satisfaction of other closing conditions.
           In connection with the proposed merger, the Company will file a definitive proxy statement with the Securities and Exchange
Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE
COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT
WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will also be available free of charge at the Securities and Exchange Commission's website, www.sec.gov, and stockholders of the Company will also be able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to The Neiman
Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas
75201, Attention: Investor Relations.
           The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger when it becomes available.
           The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty
Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names. Information about the Company can be accessed at www.neimanmarcusgroup.com.
           From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information" such as forecasts of revenue contained in this release. These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
           The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation;
changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
           These and other factors that may adversely affect the Company's future performance or financial condition are contained in its Annual
Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


    CONTACT: The Neiman Marcus Group, Inc., Dallas
             James E. Skinner, 214-743-7625
             or
             Stacie Shirley, 214-757-2967